UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

(RULE 14a-1)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

ALEXANDER’S, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

            Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON MAY 14, 2020

On April 3, 2020, Alexander’s, Inc. (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission regarding its Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 14, 2020 at 10:00 a.m. (Eastern Time). The following information, including the accompanying press release, supplements and relates to that proxy statement.

On May 1, 2020, consistent with the Company’s previous disclosure in its Notice of Annual Meeting and proxy statement, the Company issued the accompanying press release to announce that the format of the Annual Meeting has changed from an in-person format to a virtual only format, and to provide information as to how stockholders can participate in the Annual Meeting. This supplement is being filed with the Securities and Exchange Commission and made available to stockholders on May 1, 2020. This supplement should be read in conjunction with the proxy statement.

May 1, 2020

Alexander’s Announces Virtual 2020 Annual Meeting of Stockholders

PARAMUS, NEW JERSEY..........Alexander’s, Inc. (NYSE: ALX) announced today that, due to the public health impact of COVID-19, the Company will hold its 2020 Annual Meeting of Stockholders in a virtual meeting format only, via audio webcast. The previously announced date and time of the meeting, May 14, 2020 at 10:00 a.m. ET, will not change.

As described in the proxy materials for the Annual Meeting, stockholders are entitled to participate in the Annual Meeting if they were a stockholder as of the close of business on March 16, 2020, the record date.  Regardless of whether you plan to participate in the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

To participate in the virtual 2020 Annual Meeting, you will need to access www.virtualshareholdermeeting.com/ALX2020 and enter the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. The proxy card, voting instruction form and Notice of Internet Availability of Proxy Materials that were previously distributed will not be updated to reflect the change in meeting format. Additional details regarding how to participate in the Annual Meeting can be accessed at the Company’s website, www.alx-inc.com or at www.proxyvote.com.

Alexander’s, Inc. is a real estate investment trust that has seven properties in the greater New York City metropolitan area.

CONTACT:

MATTHEW IOCCO

(201) 587-8541

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see "Risk Factors" in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2019. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments, the financial condition of our tenants and general competitive factors. Currently, one of the most significant factors is the ongoing adverse effect of the novel strain of coronavirus ("COVID-19") pandemic on our business, financial condition, results of operations, cash flows, operating performance and the effect it will have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general. The extent of the impact of the COVID-19 pandemic will depend on future developments, including the duration of the pandemic, which are highly uncertain at this time but that impact could be material. Moreover, you are cautioned that the COVID-19 pandemic will heighten many of the risks identified in "Item 1A. Risk Factors" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2019.